Exhibit 5.1

March 12, 2004

NMS Communications Corporation

100 Crossing Boulevard

Framingham, Massachusetts 01702

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Prospectus Supplement dated March 12, 2004 (the “Prospectus Supplement”) and the related Registration Statement on Form S-3 (File No. 333-44128) (the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) on August 18, 2000 under the Securities Act of 1933, as amended (the “Securities Act”), for the proposed sale by NMS Communications Corporation (the “Company”) of 8,000,000 shares (the “Shares”) of Common Stock, $.01 par value per share, and an additional 1,200,000 shares issuable upon exercise of an over-allotment option granted by the Company.

The Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) that has been entered into by and among the Company and First Albany Capital Inc., Raymond James & Associates, Inc. and America’s Growth Capital, LLC as representatives of the several underwriters named in Schedule A of the Underwriting Agreement.

We are acting as counsel for the Company in connection with the offer and sale of the Shares.  We have examined signed copies of the Prospectus Supplement and the related Registration Statement as filed with the Commission.  We have also examined and relied upon the Underwriting Agreement, resolutions of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We assume that appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Underwriting Agreement, to register and qualify the Shares for sale under all applicable state securities or blue sky laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is based upon currently existing statutes, rules and regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinion set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a report on Form 8-K, which is incorporated by reference into the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus Supplement under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Choate, Hall & Stewart